[SEAL       Phone: (503) 986-2200                ARTICLES OF AMENDMENT-BUSINESS/
OF THE        Fax: (503) 378-4387                         PROFESSIONAL/NONPROFIT
STATE       ====================================================================
 OF                                                          For office use only
OREGON]     Secretary of State             CHECK THE APPROPRIATE BOX BELOW
            Corporation Division           /X/ BUSINESS/PROFESSIONAL CORPORATION
            255 Capital St. NE, Suite 151       (Complete only 1, 2, 3, 4, 6, 7)
            Salem, OR  97310-1327
                                               NONPROFIT CORPORATION
                                           / /  (Complete only 1, 2, 3, 5, 6, 7)

                                                           FILED
                                                       JAN - 7 1998
Registry Number: 302163-86                                OREGON
                 ------------                       SECRETARY OF STATE

Attach Additional Sheet if Necessary
Please Type or Print Legibly in Black Ink
--------------------------------------------------------------------------------

1) NAME OF CORPORATION PRIOR TO AMENDMENT Oregon Baking Company
                                          --------------------------------------

2) STATE THE ARTICLE NUMBER(S) AND SET FOR THE ARTICLE AS IT IS AMENDED TO READ. (Attach a separate sheet if necessary)
                                         ---------------------------------------
          See Attached
--------------------------------------------------------------------------------

3) THE AMENDMENT WAS ADOPTED ON: December 18, 1997
                                -----------------------
(If more than one amendment was adopted, identify the date of adoption of each amendment)

====================================================================================================================================
         BUSINESS/PROFESSIONAL CORPORATION ONLY                                          NONPROFIT CORPORATION ONLY



4) CHECK THE APPROPRIATE STATEMENT                                 5) CHECK THE APPROPRIATE STATEMENT


/ /  Shareholder action was required to adopt the                   / /  Membership approval was not required. The amendment(s)
     amendment(s). The vote was as follows                               was approved by a sufficient vote of the board of directors or incorporators
---------------------------------------------------------------
 Class or     Number of    Number of    Number of    Number of      / /  Membership approval was required. The membership vote
 series of     Shares        votes      votes        votes cast          was as follows:
   share     Outstanding  entitled to    cast FOR     AGAINST            -----------------------------------------------------------
                            be cast                                      Class(es)    Number of      Number of    Number     Number
---------------------------------------------------------------          entitled      members         votes     of votes   of votes
                                                                           to vote    entitled to    entitled to  cast FOR    cast
                                                                                          vote         be cast               AGAINST
----------------------------------------------------------------         -----------------------------------------------------------



                                                                         -----------------------------------------------------------

====================================================================================================================================

/X/ Shareholder action was not required to adopt the amendment(s).
    The amendment(s) was adopted by the board of directors without shareholder action.

/ / The corporation has not issued any shares of stock. Shareholder action was not required to adopt the amendment(s). The
    amendment(s) was adopted by the incorporators or by the board of directors
--------------------------------------------------------------------------------

6)  EXECUTION
    Printed Name           Signature                  Title
    Brad Barnett           /s/ Brad Barnett           President
    -----------------      -------------------        --------------------------

--------------------------------------------------------------------------------

7)  CONTACT NAME                    DAYTIME PHONE NUMBER
    Brendan R. McDonnell            503/802-2054
    ----------------------          ----------------------------


                                                   -----------------------------
                                                              FEES
                                                   -----------------------------

                                                   Make check for $10 payable to
                                                       "Corporation Division"

                                                   NOTE: Filing fees may be paid
                                                   with VISA or MasterCard. The
                                                   card number and expiration
                                                   date should be submitted on a
                                                   separate sheet for your
                                                   protections
                                                   -----------------------------

CR113 (Rev. 6/96)

                                                                     FILED
                                                                 JAN - 7 1998
                          CERTIFICATE OF DESIGNATION OF             OREGON
                                                              SECRETARY OF STATE
                      SERIES C CONVERTIBLE PREFERRED STOCK

                                       AND

               SERIES D CONVERTIBLE AND REDEEMABLE PREFERRED STOCK

                                  BY DIRECTORS
                      PURSUANT TO ARTICLES OF AMENDMENT TO
                      THE AMENDED ARTICLES OF INCORPORATION
                                       OF
                              OREGON BAKING COMPANY
                                dba MARSEE BAKING




         Brad Barnett, President of Oregon Baking Company, an Oregon corporation for profit with its principal location at 2287 NW Pettygrove, Portland, Oregon 97210, does hereby certify that the following resolution was adopted by written consent of the Board of Directors pursuant to Section 60.134 of the Oregon Business Corporation Act:

         RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of Chapter 60 of the Oregon Business Corporation Act, as amended, and by Article II of the Corporation's Articles of Incorporation, as amended, such Article II is amended to add sections providing for Series C Convertible Preferred Stock ("Series C Preferred Stock") and Series D Convertible and Redeemable Preferred Stock ("Series D Preferred Stock"), and that the designations and amounts thereof and the voting powers, preferences, limitations and relative and special rights of the shares of each such series, and the qualifications, limitations or restrictions thereof are as follows:

              1. SERIES C AND SERIES D PREFERRED STOCK DESIGNATION AND AMOUNT. 105,000 shares of the Corporation's authorized Preferred Stock are hereby designated as the Series C Preferred Stock (the "Series C Preferred Stock") and 22,507 shares of the Corporation's authorized Preferred Stock are hereby designated as the Series D Preferred Stock ("Series D Preferred Stock").

              2. DIVIDENDS. The holders of shares of the Series D Preferred Stock shall be entitled to receive, out of funds legally available therefor, dividends at the rate per annum of $4.20 per share (the "Accruing Series D Dividends"). Accruing Series D Dividends shall accrue from day-to-day, whether or not earned or declared, and shall be cumulative. Accruing Series D Dividends shall accrue but not be paid during 1998 or 1999. On a quarterly basis, Accruing Series D Dividends from 1998 and 1999 shall be paid during 2000 out of funds legally available therefor. At the option of the holder of Series D Preferred Stock or the Company, the Series D Accruing Dividends may be paid in the form of shares of Series D Preferred Stock valued at $60.00 per share (regardless of the fair market value of such shares at the time the dividend is declared by the Company's Board of Directors); provided, however, no more than an aggregate of 5,840 shares of the Company's Series D Preferred Stock may be issued in lieu of cash to satisfy the Series D Accruing Dividends. The holders of shares of Series C Preferred Stock shall NOT be entitled to accruing dividends.

              3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                 a. SERIES D PREFERENCE. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, holders of shares of Series D Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes (whether such assets are capital, surplus or earnings) before any sums shall be paid or any assets distributed among the holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, or Common Stock, an amount equal to the greater of:

                    (1) $60.00 per share of Series D Preferred Stock plus an amount equal to all Accruing Series D Dividends unpaid thereon (whether or not declared); or

                    (2) the amount per share of Series D Preferred Stock that would have been payable had each such share been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof plus an amount equal to all Accruing Series D Dividends unpaid thereon (whether or not declared) (the preference described in this Section 3a hereafter referred to as the "Series D Preference").

                 b. SERIES A, B AND C PREFERENCES. After payment of the Series D Preferences described in Section 3a above, holders of shares of Series C Preferred, along with the holders of Series A Preferred Stock and the holders of Series B Preferred Stock, shall be entitled to be paid out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock (whether such assets are capital, surplus or earnings) before any sums shall be paid or any assets distributed among the holders of Common Stock, an amount equal to the greater of:

                    (1) $6.00 per share of Series A Preferred Stock plus an amount equal to all Accruing Dividends unpaid thereon (whether or not declared), $2.50 per share of Series B Preferred Stock, plus any other dividends declared but unpaid thereon, and $4.00 per one tenth of a share of Series C Preferred Stock, plus any other dividends declared but unpaid thereon, computed up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock, Series B Preferred Stock, or Series C Preferred Stock, as the case may be, with respect to such liquidation, dissolution or winding up, or

                    (2) the amount per share of Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, that would have been payable had each such share been converted to Common Stock immediately prior to such event of liquidation, dissolution or winding up pursuant to the provisions of Section 5 hereof plus, in the case of the Series A Preferred Stock only, an amount equal to all Accruing Dividends unpaid thereon (whether or not declared), and, in the case of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, any other dividends declared but unpaid thereon, computed up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock, as the case may be, with respect to such liquidation, dissolution or winding up.

                 c. INSUFFICIENT ASSETS. If the assets of the Corporation shall be insufficient to permit the payment in full to holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock of the amount thus distributable, then the entire assets of the Corporation available for such distribution shall be distributed (i) first to holders of the Series D Preferred Stock, and (ii) following full payment of the Series D Preference, among the holders of the Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock in proportion to the liquidation preference for a single share of Series A and Series B Preferred Stock and one-tenth of a share of Series C Preferred Stock as set forth in this Section 3b; provided, however, no series of Preferred Stock shall be entitled to receive an amount greater than the liquidation preference for such series provided in
Section 3a or 3b above, as the case may be. After such payment shall have been made in full to the holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock so as to be available for such payment, holders of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock shall be entitled to no further participation in the distribution of the assets of the Corporation and shall have no further rights of conversion, and the remaining assets available for distribution shall be distributed among the holders of the Common Stock.

                 d. TREATMENT OF REORGANIZATIONS, CONSOLIDATIONS, MERGERS, AND SALES OF ASSETS. A reorganization as provided in Section 5h or a consolidation or merger of the Corporation or sale of all or substantially all of the assets of the Corporation shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3; PROVIDED, HOWEVER, that, in any such event, each holder of Series C Preferred Stock or Series D Preferred Stock, as the case may be, shall have the right to elect the benefits of the provisions of Section 5h hereof in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section 3.

                 e. Distributions Other than Cash. Whenever the distribution provided for in this Section 3 shall be paid in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Board of Directors of the Corporation.

              4. Voting Power.

                 a. SERIES C PREFERRED STOCK. Except as otherwise required by law, each holder of Series C Preferred Stock, shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the number of votes that would be accorded to the largest number of whole shares of Common Stock into which such holder's shares of Series C Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of shareholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited. Except as otherwise required by law, the holders of shares of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, and Common Stock shall vote together as a single class on all matters.

                 b. SERIES D PREFERRED STOCK. To the extent permitted by the Oregon Business Corporation Act ("Act"), the Series D Preferred Stock shall have no voting rights. The Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Common Stock shall be entitled to vote as a class upon any matter that is required under the Act to be submitted to vote of the Series D Preferred Stock even though such stock is "non-voting."

              5. CONVERSION RIGHTS. The holders of the Series C Preferred Stock and Series D Preferred Stock shall have the following conversion rights:

                 a. GENERAL. Subject to and in compliance with the provisions of this Section 5, any shares of the Series C Preferred Stock or Series D Preferred Stock may, at the option of the holder, be converted at any time or from time to time into fully paid and non-assessable shares (calculated as to each conversion to the largest whole share) of Common Stock, provided, however, shares of Series D Preferred Stock may not be converted prior to July 3, 1998.

                 b. Conversion Upon Public Offering.

                    (1) All the outstanding shares of Series C Preferred Stock and Series D Preferred Stock shall, at the option of the Corporation and upon written notice to the holders thereof given within 10 days prior to the closing of an underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended, covering the offer and sale of Common Stock for the account of the Corporation to the public at a price per share of not less than $10.00 (subject to equitable adjustment in the event of any stock split, combination or similar event affecting the Common Stock) and in which the aggregate net proceeds to the Corporation exceed $7,500,000, be converted, effective upon such closing, into the number of shares of Common Stock to which a holder of Series C Preferred Stock or Series D Preferred Stock shall be entitled upon conversion pursuant to Section 5a hereof. Such conversion shall occur automatically without any further action by such holders and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent for the Common Stock. Nothing in this Section 5b, however, shall limit or in any way restrict the rights of the holders of shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, to convert such shares into shares of Common Stock at any time (but only after July 7, 1998 in the case of the same) pursuant to Section 5a above.

                    (2) Upon the occurrence of the conversion specified in
Section 5b(1), the holders of such Series C Preferred Stock and Series D Preferred Stock shall surrender the certificates representing such shares at the office of the Corporation or of its transfer agent for the Common Stock. Thereupon, the Corporation shall issue and deliver to such holder (i) a certificate or certificates for the number of shares of Common Stock into which the shares of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, surrendered were convertible on the date on which such conversion occurred; (ii) in the case of the Series D Preferred Stock only, cash in the amount of all unpaid Accruing Series D Dividends on such shares of Series A Preferred Stock (whether or not declared), (iii) in the case of both the Series C and Series D Preferred Stock, any other dividends declared but unpaid thereon, computed up to and including the Conversion Date, and (iv) cash, as provided in
Section 5k, in respect of any fraction of a share of Common Stock issuable upon such conversion. The Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion or pay any of the amounts required to be paid by the Corporation unless certificates evidencing such shares of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, being converted are either delivered to the Corporation or any such transfer agent or the holder notifies the Corporation or any such transfer agent that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.


                 c. APPLICABLE CONVERSION RATE. The conversion rate in effect at any time (the "Conversion Rate") shall be, in the case of both the Series C and Series D Preferred Stock, the quotient obtained by dividing $40.00 by the Conversion Value, calculated as provided in Section 5d.


                 d. APPLICABLE CONVERSION VALUE. The Conversion Value shall be $4.00, except that such amount shall be adjusted from time to time in accordance with this Section 5.

                 e. ADJUSTMENTS TO APPLICABLE CONVERSION VALUE.


                    (1) UPON ISSUANCES OF ADDITIONAL SHARES OF COMMON STOCK. If, while there are any shares of Series C and/or Series D Preferred Stock outstanding, the Corporation issues or sells any Additional Shares of Common Stock (as defined below) for a consideration or price per share less than the then effective Conversion Value, then in such case, the Conversion Value shall, upon such issuance or sale, except as hereafter provided, be adjusted by multiplying the then effective Conversion Value by a fraction:

                    (i) the numerator of which shall be (a) the number of shares of Common Stock outstanding immediately prior to such issuance or sale, plus (b) the number of shares of Common Stock which the net aggregate consideration received by the Corporation for the total number of shares of Additional Shares of Common Stock so issued would purchase at the Conversion Value, and

                    (ii) the denominator of which shall be (a) the number of
                         shares of Common Stock outstanding immediately prior to such issuance or sale, plus (b) the number of Additional Shares of Common Stock so issued; and the product so obtained shall thereafter be the Conversion Value. The Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of each successive sale or issuance.

For  purpose of  calculating  adjustments  to the  Conversion  Value  under this
Section 5e(1), "Common Stock" shall be deemed to include any class or series of Common Stock or Preferred Stock of the Corporation assuming full conversion of such Preferred Stock. For purposes of this Section 5e(1), the term "Additional Shares of Common Stock" shall mean all shares of Common Stock or Preferred Stock other than (a) the issuance of any shares of Common Stock, or options therefor, to any directors, officers, employees or consultants of the Company under any stock option or issuance plan adopted by the Company's Board of Directors, (b) any issuance of Common Stock, or options therefor, that is approved in writing by the holders of a majority of the shares of Series C Preferred Stock outstanding as of the date of such issuance, (c) the issuance of any shares of Common Stock upon the conversion of any Preferred Stock, or (d) the issuance of any Common Stock (x) upon the exercise of any options granted under (a) or (b) above, or (y) upon the exercise of any options or warrants outstanding as of the date the Articles of Amendment to the Corporation's Articles of Incorporation creating the Series C and Series D Preferred Stock are filed with the Secretary of State of the State of Oregon.

                    (2) UPON ISSUANCES OF WARRANTS, OPTIONS OR RIGHTS TO COMMON STOCK. For the purposes of Section 5e(1), the issuance of any warrants, options, subscriptions or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock (or the issuance of any warrants, options, subscriptions or purchase rights with respect to such convertible or exchangeable securities) shall be deemed an issuance at such time of Additional Shares of Common Stock if the Net Consideration Per Share (as hereinafter defined) that may be received by the Corporation for such Additional Shares of Common Stock shall be less than the Conversion Value at the time of such issuance. Any obligation, agreement or undertaking to issue warrants, options, subscriptions or purchase rights at any time in the future shall be deemed to be an issuance at the time of such obligation, agreement or undertaking is made or arises. No adjustment of the Conversion Value shall be made under Section 5e(1) upon the issuance of any shares of Common Stock which are issued pursuant to the exercise of any warrants, options, subscriptions or purchase rights or pursuant to the exercise of any conversion or exchange rights in any convertible securities if any adjustment shall previously have been made upon the issuance of any such warrants, options, or subscriptions or purchase rights or upon the issuance of any convertible securities (or upon the issuance of any warrants, options or any rights therefor) as above provided.

If the Net Consideration Per Share of any such warrants, options, subscriptions or purchase rights or convertible securities is decreased from time to time, then, upon the effectiveness of each such change, the Conversion Value shall be adjusted to the Conversion Value that would have been obtained (a) had the adjustments made upon the issuance of such warrants, options, rights or convertible securities been made upon the actual basis of the actual Net Consideration Per Share of such securities, and (b) had adjustments made to the Conversion Value since the date of issuance of such securities been made to the Value as adjusted pursuant to Section 5e(1) above. Any adjustment of the Conversion Value with respect to Section 5e(1) which relates to warrants, options, subscriptions or purchase rights with respect to shares of Common Stock shall be disregarded if, as, and when all such warrants, options, subscriptions or purchase rights expire or are canceled without being exercised, so that such Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Conversion Value in effect at the time of issuance of the expired or canceled warrants, options, subscriptions or purchase rights, with such additional adjustments as would have been made to that Conversion Value had the expired or canceled warrants, options, subscriptions or purchase rights not been issued.

For purposes of this Section 5e(2), the "Net Consideration Per Share" that may be received by the Corporation shall be determined as follows;

                    (i) The "Net Consideration Per Share" shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such warrants, options, subscriptions or purchase rights or convertible or exchangeable securities, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise or conversion thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such warrants, options, subscriptions or other purchase rights or convertible or exchangeable securities were exercised, exchanged or converted.

                    (ii) The "Net Consideration Per Share" that may be received by the Corporation shall be determined in each instance as of the date of issuance of warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities without giving effect to any possible future adjustments which may be applicable with respect to such warrants, options, subscriptions, or other purchase rights or convertible or exchangeable securities.

                    (3) CONSIDERATION OTHER THAN CASH. For purposes of Section 5e(1), if a part or all of the consideration received by the Corporation in connection with the issuance of Additional Shares of Common Stock consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation.

                    (4) EXCEPTIONS. Section 5e(1) shall not apply under any of the circumstances that would constitute an Extraordinary Common Stock Event (as defined in Section 5e(5)).

                    (5) EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Conversion Value. The Conversion Value, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean the (i) issue of additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) subdivision of outstanding shares of Common Stock into a greater number of shares of the Common Stock, or (iii) combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

                  f. DIVIDENDS. In the event the Corporation shall make or issue, or fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock or in assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of Series C Preferred Stock and Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation that they would have received had their Series C Preferred Stock or Series D Preferred Stock, as the case may be, been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date (as that term is hereafter defined in Section 5j), retained such securities or such other assets receivable by them during such period, giving application to all adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Preferred Stock or Series B Preferred Stock, as the case may be.

                  g. RECAPITALIZATION OR RECLASSIFICATION. If the Common Stock issuable upon the conversion of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, shall be changed into the same or different number of shares of any class or classes of stock of the Corporation, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares, stock dividend, reorganization, merger, consolidation or sale of assets provided for elsewhere in this Section 5), then and in each such event the holder of each share of Series C Preferred Stock or Series D Preferred Stock, as the case may be, shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such share of Series C Preferred Stock or Series D Preferred Stock, as the case may be, might have been converted immediately prior to such reorganization, reclassification or change, all subject to further adjustment as provided herein.

                  h. CAPITAL REORGANIZATION, MERGER OR SALE OF ASSETS. If at any time or from time to time there shall be a capital reorganization of the Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 5) or a merger or consolidation of the Corporation with or into another corporation or the sale of all or substantially all of the Corporation's properties and assets to any other person, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holders of the Series C Preferred Stock and Series D Preferred Stock shall thereafter be entitled to receive upon conversion of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such reorganization, merger, consolidation or sale, to which a holder of the same number of shares of Common Stock issuable to the holders of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, upon conversion would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of the Series C Preferred Stock or Series D Preferred Stock, as the case may be, after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 5 (including adjustment of the Conversion Value then in effect and the number of shares purchasable upon conversion of the Series C Preferred Stock or Series D Preferred Stock, as the case may be) shall be applicable after that event in as nearly equivalent a manner as may be possible.

         Each holder of Series C Preferred Stock and Series D Preferred Stock, upon the occurrence of a capital reorganization, merger or consolidation of the Corporation, or the sale of all or substantially all the Corporation's assets and properties as such events are more fully set forth in the first paragraph of this Section 5h, shall have the option of electing treatment of such holder's shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, under either this Section 5h and Section 5a or Sections 3a and 3b hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) days before the effective date of such transaction.

                 i. CERTIFICATE AS TO ADJUSTMENTS. In each case of an adjustment or readjustment of the Conversion Rate, the Corporation will furnish each holder of Series C Preferred Stock and Series D Preferred Stock, with a certificate showing such adjustment or readjustment, and stating in reasonable detail the facts upon which such adjustment or readjustment is based.

                 j. EXERCISE OF CONVERSION PRIVILEGE. To exercise a conversion privilege, a holder of Series C Preferred Stock or Series D Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at the office that such holder elects to convert such shares. The certificate or certificates for shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, being converted, is the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to the holder of the shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, being converted, (i) such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, in accordance with the provisions of this Section 5, (ii) in the case of the Series D Preferred Stock only, cash in the amount of all unpaid Accruing Series D Dividends on such shares of Series D Preferred Stock (whether or not declared), (iii) in the case of both the Series C and Series D Preferred Stock, any other dividends declared but unpaid thereon, computed up to and including the Conversion Date, and (iv) cash, as provided in Section 5k, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, shall cease and the person or person in whose name or names any certificate or certificates for shares of Common Stock shall be

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issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                 k. CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock shall be issued upon the conversion of shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock or Series D Preferred Stock, as the case may be, the Corporation shall pay to the holder of the shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the total number of shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock or Series D Preferred Stock, as the case may be, being converted.

                 l. PARTIAL CONVERSION. In the event some but not all of the shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to the holder a new certificate representing the number of shares of Series C Preferred Stock or Series D Preferred Stock, as the case may be, that were not converted.

                 m. RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock and Series D Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock and Series D Preferred Stock. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock and Series D Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

              6. REDEMPTION OF SERIES D SHARES AT OPTION OF THE CORPORATION.

                 a. Subject to the conversion right of the holders of the Series D Preferred Stock as provided in Section 5a, this Corporation may redeem, from any source of funds legally available therefor, the Series D Preferred Stock. The Corporation shall effect such redemptions by paying in cash in exchange for the shares of Series D Preferred Stock to be redeemed a sum equal to $60.00 per share of the Series D Preferred Stock (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus all declared or accumulated but unpaid dividends on such shares (the "Series D Preferred Redemption Price").

                 b. As used in this Section 6, the term "Redemption Date" shall refer to each date determined by the Board of Directors for redemption of shares of Series D Preferred Stock. At least 15 but no more than 30 days prior to each Redemption Date written notice shall be mailed, first class postage prepaid, to each holder of record (at the close of business on the business day next preceding the day on which notice is given) of the Series D Preferred to be redeemed, at the address last shown on the records of the Corporation for such holder, notifying such holder of the redemption to be effected, specifying the number of shares to be redeemed from such holder, the Redemption Date, the applicable Series D Preferred Redemption Price, the place at which payment may be obtained and calling upon such holder to surrender to the Corporation, in the manner and at the place designated, his certificate or certificates representing the shares to be redeemed (the "Redemption Notice"). Except as provided in

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Section 6c, on or after the Redemption Date, each holder of Series D Preferred
Stock to be redeemed shall surrender to the Corporation the certificate or certificates representing such shares, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Price of such shares shall be payable to the order of the person whose name appears on such certificate or certificates as the owner thereof and each surrendered certificate shall be canceled. In the event less than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares.

                 c. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Price, all rights of the holders of shares of Series D Preferred Stock designated for redemption in the Redemption Notice as holders of Series D Preferred Stock (except the right to receive the Redemption Price without interest upon surrender of their certificate or certificates) shall cease with respect to such shares, and such shares shall not thereafter be transferred on the books of the Corporation or be deemed to be outstanding for any purpose whatsoever. If the funds of the Corporation legally available for redemption of shares of Series D Preferred Stock on any Redemption Date are insufficient to redeem the total number of shares of Series D Preferred Stock to be redeemed on such date, those funds which are legally available may be used to redeem any portion of such shares ratably among the holders of such shares to be redeemed based upon their holdings of Series D Preferred Stock, or the Corporation may elect not to redeem any such shares. The shares of Series D Preferred Stock not redeemed shall remain outstanding and entitled to all the rights and preferences provided herein.

                 d. On or prior to each Redemption Date, the Corporation shall deposit the Redemption Price of all shares of Series D Preferred Stock designated for redemption in the Redemption Notice and not yet redeemed with a bank or trust corporation as a trust fund for the benefit of the respective holders of the shares designated for redemption and not yet redeemed, with instructions and authority to the bank or trust corporation to pay the Redemption Price for such shares to their respective holders on or after the Redemption Date upon receipt of notification from the Corporation that such holder has surrendered his share certificate to the Corporation pursuant to
Section 6b above. As of the Redemption Date, the deposit shall constitute full payment of the shares to their holders, and from and after the Redemption Date the shares so called for redemption shall be redeemed and shall be deemed to be no longer outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust corporation payment of the Redemption Price of the shares, without interest, upon surrender of their certificates therefor. Such instructions shall also provide that any moneys deposited by the Corporation pursuant to this Section 6d for the redemption of shares thereafter converted into shares of the Corporation's Common Stock pursuant to Section 5 hereof prior to the Redemption Date shall be returned to the Corporation forthwith upon such conversion. The balance of any moneys deposited by the Corporation pursuant to this Section 6d remaining unclaimed at the expiration of six months following the Redemption Date shall thereafter be returned to the Corporation upon its request expressed in a resolution of its Board of Directors.


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